Exhibit 99

                                EXHIBIT 99
                 SUBSCRIPTION AGREEMENT - Eagle Golf Corp.

1.  INVESTMENT:
(a) The undersigned subscribes for _____________ Shares of Common Stock of Eagle Golf Corp., at $0.05 per share.
(b) Total subscription price ($0.05 times number of Shares): =

    $ ____________________________.

    Signatures:  Executed this ______ day of _____________________, 2002 at

    ___________________, __________________.
           City                 State

    X________________________________     X________________________________
     Signature                             Signature
    (investor or authorized signature)    (investor or authorized signature)


2.  INVESTOR INFORMATION:

_________________________ ________________ ________________________________
   Name (type or print)   Social Sec. No.             Address

_________________________ ________________ ________________________________
   Name (type or print)   Social Sec. No.             Address


Mailing Address (if different from above):

__________________________   ___________________ ____________  ____________
       Street                        City            State         Zip

Business Phone: (   ) ________________    HomePhone: (   ) ________________

Describe relationship or affiliation between subscriber(s) and Eagle Golf

Corp., (if any):  _________________________________________________________

                  _________________________________________________________

3.  TYPE OF OWNERSHIP:    (You must check one box)

    1. [  ] Individual           6. [  ] Joint Tenants with rights of
                                         Survivorship

    2. [  ] Tenants in Common    7. [  ] Custodian for ____________________

    3. [  ] Community Property   8. [  ] Uniform Gifts to Minors Act of the
                                         State of _________________________

    4. [  ] Partnership          9. [  ] Corporation - must include names of
                                         Officers, Directors & major
    5. [  ] Trust                        shareholders (5% or greater):
                                         __________________________________

                                         __________________________________

                                         __________________________________

                                10. [  ] Other (explain)

                                         __________________________________

                                         __________________________________

4.  RECEIPT OF DISCLOSURE DOCUMENT:
       By executing this subscription agreement, the undersigned acknowledges receipt of a current Disclosure Document, as supplemented to the date of this Subscription Agreement, in which the terms and conditions of the offering of common stock and the risks associated therewith are described.

5.  TERMINATION OF THE OFFERING:
      The undersigned understands that the Company may terminate the offering at any time and for any reason. If the offering is so terminated, and the Company, and/or the Escrow Agent, is holding subscriptions that have not been accepted by an authorized representative of the Company, together with the un-accepted subscription agreements, then in that event the subscriptions so held shall be returned with any interest earned thereon.

6.  REPRESENTATION AND WARRANTS:
      By executing this subscription agreement, the undersigned represents and warrants to the Company that:
  (a) Subscriber is buying the common stock for Subscriber's own account or is buying for the account or benefit of a member or members of Subscriber's immediate family or in a fiduciary capacity for the account of another person or entity and is not purchasing as an agent for another. Furthermore, if Subscriber is purchasing for the account of another person or entity, Subscriber has full authority to execute this Subscription Agreement in such capacity and on behalf of such person or entity.
  (b) Subscriber is 18 years of age or over (You must check box)
      [   ]  Yes [   ]  No
  (c) Subscriber has received and read the Prospectus dated:August 28, 2002.
  (d) Subscriber can afford the entire loss of the purchase price hereto should there be such a loss.

7.  ACCEPTANCE OF SUBSCRIPTION:
      The undersigned hereby confirms Subscriber's understanding that the Company has the full right to accept or reject this subscription, providing that the Company must accept or reject the subscription within thirty (30) days after it is received by the Company. In case of rejection of a subscription, contributions of such persons will promptly be returned to such persons without interest thereon.

Please make a copy of your completed Subscription Agreement for yourself after signing.
               X____________________________________________________
                Subscriber's Signature

                Dated this _________ day of _________________, 2002.

MAKE CHECK PAYABLE TO: LaSalle Bank National Association c/o Eagle Golf Corp.

SEND SUBSCRIPTION AGREEMENT AND CHECK TO:    LaSalle Bank National Association,
                                             Escrow Agent of Eagle Golf Corp.

PLEASE DO NOT STAPLE CHECK TO THE AGREEMENT  2654 W. Horizon Ridge., Suite-3
                                             Henderson, NV 89052

Accepted for the Company this _________ day of ____________________, 2002.

By: ___________________________________